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                                                                    EXHIBIT E


                                    AGREEMENT



                  This AGREEMENT dated as of May 13, 1996 by and between GEORGE SOROS ("Mr. Soros") and DUQUESNE CAPITAL MANAGEMENT, L.L.C., a Pennsylvania limited liability company ("Duquesne LLC").

                               W I T N E S S E T H

                  WHEREAS, Mr. Soros may be deemed the direct or indirect beneficial owner of shares of common stock, par value $1 ("Common Stock") of WMX Technologies, Inc. (the "Issuer");

                  WHEREAS, Duquesne LLC may be deemed the direct or indirect beneficial owner of shares of Common Stock;

                  WHEREAS, Mr. Soros and Duquesne LLC desire to vote the shares of Common Stock of which they may be deemed to be beneficial owners in the same manner;

                  NOW THEREFORE, in consideration of the foregoing and of the mutual terms and conditions set forth herein, the parties hereto, intending to be legally bound, agree as follows:

1. At any time any actions are taken or proposed to be taken by the Issuer which require a vote of the stockholders of the Issuer, the parties shall meet within a reasonable period of time prior to the date on which such a vote is to be taken, and shall use their best efforts to reach an agreement to vote in the same manner all of the shares of Common Stock over which each of them has direct or indirect voting power.

2. This agreement shall terminate in the event either Mr. Soros or Duquesne LLC no longer has direct or indirect voting power with respect to any shares of Common Stock.

3. Nothing in this Agreement shall prevent any party from acquiring any additional shares of Common Stock or disposing of any shares of Common Stock with respect to which the party has direct or indirect dispositive power. Any additional shares of Common Stock acquired over which either Mr. Soros or Duquesne LLC has direct or indirect voting power shall be subject to the terms and conditions of this Agreement.

4. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.


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5.       This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

6. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.



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IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date above first written.


                                  GEORGE SOROS


                                  By: /s/ Sean C. Warren
                                     Sean C. Warren
                                     Attorney-in-Fact

                                  DUQUESNE CAPITAL MANAGEMENT, L.L.C.


                                  By: /s/ Michael A. Shay
                                  Name: Michael A. Shay
                                  Title: Vice President